UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 22, 2013

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)		92649 (Zip Code)

Registrant’s telephone number, including area code:

(714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 22, 2013, Quiksilver, Inc. (“Quiksilver”) and QS Wholesale, Inc., a wholly-owned subsidiary of Quiksilver (“QS Wholesale”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Extreme Holdings, Inc. (“Buyer”), an entity advised by Altamont Capital Partners. Pursuant to the terms of the Purchase Agreement, the Buyer has agreed to acquire all of the shares of QS Wholesale’s wholly-owned subsidiary, Mervin Manufacturing, Inc. (“Mervin”), for cash equal to $51,500,000, subject to adjustment as provided in the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties as well as covenants by each of the parties. The representations and warranties in the Purchase Agreement are the product of negotiation among the parties to the Purchase Agreement and are for the sole benefit of such parties. Any inaccuracies of such representations and warranties are subject to waiver by such parties in accordance with the Purchase Agreement without notice or liability to any other person. In some instances, the representations and warranties in the Purchase Agreement may represent an allocation among the parties of risk associated with particular matters, and the assertions embodied in those representations and warranties are qualified by information disclosed by one party to the other in connection with the execution of the Purchase Agreement. Consequently, persons other than the parties to the Purchase Agreement may not rely upon the representations and warranties in the Purchase Agreement as characterizations of actual facts or circumstances as of the date of the Purchase Agreement or as of any other date. Quiksilver and QS Wholesale, on one hand, and Buyer, on the other hand, have agreed to indemnify the other for breaches or inaccuracies of its representations, warranties, and covenants as well as for certain other specified matters. The transaction is expected to close in the fourth calendar quarter of 2013. Completion of the transaction is subject to the satisfaction of customary closing conditions.

The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference. Schedules and exhibits to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

Item 8.01	Other Events

On October 23, 2013, Quiksilver issued a press release to announce the Purchase Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

2.1	Stock Purchase Agreement dated October 22, 2013 by and among Quiksilver, Inc., QS Wholesale, Inc. and Extreme Holdings, Inc.

99.1	Press Release dated October 23, 2013, issued by the Company, announcing the Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2013	Quiksilver, Inc. (Registrant)

	By:	/s/ Richard Shields
Richard Shields
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Stock Purchase Agreement dated October 22, 2013 by and among Quiksilver, Inc., QS Wholesale, Inc. and Extreme Holdings, Inc.

99.1	Press Release dated October 23, 2013, issued by the Company, announcing the Stock Purchase Agreement.

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